Exhibit 4.1

                2002 ARKANSAS BEST CORPORATION STOCK OPTION PLAN
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1.       PURPOSE

The purpose of the 2002 Arkansas Best Corporation Stock Option Plan (hereinafter called the "Plan") is to advance the interests of Arkansas Best Corporation (hereinafter called the "Company") by strengthening the ability of the Company to attract and retain key personnel through stock ownership. Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986 (the "Code"), while certain other options granted under the Plan will constitute nonqualified options.

2.       DEFINITIONS

As used in this Plan, and in any option agreement, as hereinafter defined, the following terms shall have the following meanings, unless the context otherwise requires:

(a) "COMMON STOCK" shall mean the Common Stock of the Company, par value $.01 per share.
(b) "DATE OF GRANT" shall mean the date on which a stock option or SAR is granted pursuant to this Plan.
(c) "EMPLOYEE SAR" shall mean a stock appreciation right granted in conjunction with a stock option, that entitles the Holder to determine at the time of exercise whether to exercise the stock option or the stock appreciation right.
(d) "EMPLOYER SAR" shall mean a stock appreciation right granted in conjunction with a stock option, that entitles the Committee to determine at the time of exercise whether to allow the Holder to exercise the stock option or the stock appreciation right. The Committee shall make this determination before the close of the business day following receipt of the Holder's notice to exercise the stock option associated with such Employer SAR. Failure of the Committee to respond by the close of the business day following receipt of the notice to exercise shall constitute approval of exercise of the stock option. The Committee may delegate its approval authority to any Company officer or officers. In the event the Committee requires the Holder to exercise the stock appreciation right in lieu of the option, the Committee has the discretion to pay the Holder in cash or issue Common Stock having a Fair Market Value on the date of exercise equal to the SAR Spread.
(e) "FAIR MARKET VALUE" shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by NASDAQ National Market System or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for the Common Stock on the day nearest preceding such date. In the event the Company's Common Stock is not listed on the NASDAQ National Market System or any principal national stock exchange, the Committee will make a good faith determination of the Common Stock's Fair Market Value.
(f) "HOLDER" shall mean the person to whom an option or SAR is granted under the Plan or who has obtained the right to exercise an option or SAR in accordance with the provisions of the Plan.
(g) "OUTSIDE DIRECTOR" shall mean a director who is (i) not a current employee of the Company, (ii) not a former employee who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (iii) has not been an officer of the Company, (iv) does not receive remuneration from the Company, either directly or indirectly, in a capacity other than as a director, and (v) does not otherwise have an interest or business relationship with the Company that must be disclosed pursuant to Item 404 of Regulation S-K. For this purpose, "remuneration" includes any payment in exchange for goods or services. For this purpose "Company" includes any Subsidiary.
(h) "PLAN ADOPTION DATE" shall mean the date on which the plan is approved by the shareholders of the Company. (i) "SAR" shall mean a stock appreciation right granted under this Plan that shall require the Company to pay to the Holder
(i) cash equal to the SAR spread, or (ii) at the sole discretion of the Committee in the case of an Employer SAR, Common Stock having a Fair Market Value on the date of exercise equal to the SAR Spread. The term "SAR" shall include, but is not limited to, Employer SARs and Employee SARs. (22) Appendix A
(j) "SAR SPREAD" shall mean with respect to each SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per share on the date of exercise over (B) (x) if the SAR is granted in conjunction with an option, then the exercise price per share of the related option, or (y) if the SAR is granted by itself with respect to a designated number of shares of Common Stock, then the Fair Market Value per share of the designated shares of Common Stock on the Date of Grant, in each case multiplied by (2) the number of shares of Common Stock with respect to which such SAR is

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     being exercised; provided, however, that with respect to any SAR granted in conjunction with an incentive stock option, in no event shall the SAR Spread exceed the amount permitted to be treated as the SAR Spread under
     applicable   Treasury   Regulations  or  other  legal   authority   without
     disqualifying the option as an incentive stock option.
(k) "Subsidiary" shall mean any now existing or hereinafter organized or acquired corporation of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.

3.   COMMON STOCK SUBJECT TO THE PLAN

The aggregate amount of Common Stock for which options may be granted or used to satisfy the SAR Spread of SARs settled with Common Stock shall not exceed 1,000,000 shares of Common Stock. Such Common Stock may be authorized and previously unissued Common Stock or previously issued Common Stock that has been reacquired by the Company. Any Common Stock subject to unexercised portions of options granted under this Plan which shall have terminated, been cancelled or expired (including, without limitation, by reason of the exercise of related SAR, or Common Stock designated as subject to a SAR which is exercised and paid in cash), are again available for all purposes of this Plan.

4. ADMINISTRATION AND GRANTS

The Plan shall be administered by a committee of two or more Outside Directors appointed by the Board of Directors of the Company (the group responsible for administering the Plan is referred to herein as the "Committee"). SARs and options may be granted under this Section 4 only by the majority agreement of the members of the Committee. SAR agreements ("SAR Agreements") and option agreements ("Option Agreements") shall be in the form as approved by the Committee, and contain such terms and conditions determined by the Committee as are not inconsistent with the provisions of this Plan. The Option Agreement or SAR Agreement may be executed on behalf of the Company by the Chairman of the Board, the President or any Vice President of the Company. The Committee shall have complete authority to grant stock options with or without SARs, SARs with or without stock options, construe, interpret and administer the provisions of the Plan, determine the provisions of the SAR Agreements granted thereunder, and the provisions of the Option Agreements relating to options granted thereunder; to prescribe, amend and rescind rules and regulations pertaining to the Plan; and to make all other determinations necessary or deemed advisable in the administration of the plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive.

5.       ELIGIBILITY

Incentive stock options to purchase Common Stock may be granted under Section 4 of the Plan to such key employees of the Company or its Subsidiaries (including any director who is also a key employee of the Company or one or more of its Subsidiaries) as shall be determined by the Committee. Nonqualified stock options to purchase Common Stock and SARs may be granted under Section 4 of the Plan to such key employees or directors (including, without limitation, members of the Committee) of the Company or its Subsidiaries as shall be determined by the Committee. The Committee shall determine which persons are to be granted stock options and which persons are to be granted SARs (including, without limitation, Employee SARs and Employer SARs), whether an option will be granted independently or in conjunction with a SAR, the number of options, the number of SARs, the number of shares of Common Stock subject to each option, the number of designated shares of Common Stock subject to each SAR, the exercise price or prices of each option, the vesting and exercise period of each option and SAR, whether an option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each option or SAR, if any, as are not inconsistent with the provisions of this Plan. The maximum number of shares of Common Stock a Holder can be granted during the life of the Plan is 500,000 shares of Common Stock. In connection with the granting of incentive stock options, the aggregate Fair Market Value (determined at the Date of Grant of an incentive stock option) of Common Stock with respect to which incentive stock options are exercisable for the first time by a Holder during any calendar year (under all such (23) Appendix A plans of the Holder's employer corporation and its parent and subsidiary corporations as defined in Section 424

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of the Code) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision and, to the extent, if any, that such $100,000 limit shall be exceeded, the excess shall be considered nonqualified stock options.

6. EXERCISE PRICE

The purchase price or prices for Common Stock subject to an option (the "Exercise Price") granted pursuant to Section 4 of the Plan shall be determined by the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Holder owns more then 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, as more fully described in
Section 422(b)(5) of the Code or any successor provision (such stockholder is referred to herein as a "10-Percent Stockholder"), the Exercise Price for any incentive stock option granted to such Holder shall not be less then 110% of the Fair Market Value of the Common Stock at the Date of Grant.

7. TERM OF STOCK OPTIONS AND SARS AND LIMITATIONS ON RIGHT TO EXERCISE

No incentive stock option granted pursuant to Section 4 of this Plan shall be exercisable (a) more than five years after the Date of Grant with respect to a 10-Percent Stockholder, and (b) more than ten years after the Date of Grant with respect to all persons other than 10-Percent Stockholders. No nonqualified stock option or SAR granted pursuant to Section 4 of this Plan shall be exercisable more than ten years after the Date of Grant. The Company shall not be required to issue any fractional shares of Common Stock upon the exercise of any options granted under this Plan. No Holder nor his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, the recipient of any Common Stock subject to an option unless and until said option has been exercised and the purchase price of the Common Stock in respect of which the option has been exercised has been paid. Unless otherwise provided in the SAR or Option Agreement, neither an option nor an SAR shall be exercisable except by the Holder or by a person who has obtained the Holder's rights under the option by, will or under the laws of descent and distribution or between spouses or incident to divorce within the meaning of Section 1041 of the Code or any successor provision. The Committee shall have the discretion to permit a gift, transfer or sale of some or all of a Holder's nonqualified stock options or SARs, or a deferral of SAR income, by including such right in the Option or SAR Agreement.

8. TERMINATION OF EMPLOYMENT

The Committee shall determine at the Date of Grant what conditions shall apply to the exercise of an option or a SAR granted under Section 4 in the event a Holder shall cease to be employed by the Company or a Subsidiary for any reason. In the event of the death of a Holder while in the employ or while serving as a director of the Company or a Subsidiary, the SAR or option theretofore granted to him shall be exercisable by the executor or administrator of the Holder's estate, or if the Holder's estate is not in administration, by the person or persons to whom the Holder's right shall have passed under the Holder's will or under the laws of descent and distribution, within the year next succeeding the date of death or such other period as may be specified in the SAR or option agreement, but in no case later than the expiration date of such option, and then only to the extent that the Holder was entitled to exercise such option at the date of his death. Neither this Plan nor any option granted hereunder is intended to confer upon any Holder any rights with respect to continuance of employment or other utilization of his services by the Company or by a Subsidiary, nor to interfere in any way with his right or that of his employer to terminate his employment or other services at any time (subject to the terms of any applicable contract).

9. DILUTION OR OTHER ADJUSTMENTS

In the event that there is any change in the Common Stock subject to this Plan or subject to SARs or options granted hereunder as the result of any stock dividend on, dividend of or stock split or stock combination of, or any like change in, stock of the same class or in the event of any change in the capital structure of the Company, the Board of Directors or the Committee shall make such adjustments with respect to SARs, options, or any provisions of the Plan, as it deems appropriate to prevent dilution or enlargement of SAR and option rights. (24) Appendix A

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10. EXPIRATION AND TERMINATION OF THE PLAN

Options may be granted at any time under Section 4 of the Plan prior to the ten year anniversary of the Plan Adoption Date, as long as the total number of shares of Common Stock which may be issued pursuant to options granted under this Plan do not (except as provided in Section 9 above) exceed the limitations of Section 3 above. This Plan may be abandoned, suspended or terminated at any time by the Board of Directors of the Company except with respect to any options or SARs then outstanding under the Plan.

11.  RESTRICTIONS ON THE ISSUANCE OF COMMON STOCK

(a) The Company shall not be obligated to sell or issue any Common Stock upon the exercise of any option or SAR granted under this Plan unless: (i) the shares of Common Stock with respect to which such option is being exercised have been registered under applicable federal securities laws or are exempt from such registration; (ii) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and
     (iii) in the event the Common Stock has been listed on any exchange, the shares of Common Stock with respect to which such option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor. If the shares of Common Stock to be issued upon the exercise of any option granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal securities laws, the Holder, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel, satisfactory to it, as the Company may reasonably request.

(b) No incentive stock option granted pursuant to the Plan shall be transferable by the Holder other than by, will or the laws of descent and distribution or between spouses or incident to divorce within the meaning of Section 1041 of the Code or any successor provision.

(c) The Board of Directors or Committee may impose such other restrictions on the ownership and transfer of Common Stock issued pursuant to this Plan as it deems desirable; any such restrictions shall be set forth in any option agreement entered into hereunder.

12.  STOCK APPRECIATION RIGHTS

(a) The Committee shall have authority to grant SARs individually or in conjunction with some or all of the options granted under this Plan. An SAR granted with an incentive stock option must be granted on the Date of Grant of such related option. An SAR granted with respect to a nonqualified stock options may be granted on or after the Date of Grant of such related option.

(b) Each SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a written agreement.

(c) The Holder has no rights as a stockholder with respect to the related or designated Common Stock as a result of the grant of an option or SAR.

13.  PROCEEDS

The proceeds to be received by the Company upon exercise of any option granted under this Plan may be used for any purpose by the Company.

14. AMENDMENT OF THE PLAN

The Board of Directors may amend the Plan from time to time in such respects as it may deem advisable in its sole discretion or in order that the options or SARs granted hereunder shall conform to any change in applicable laws, including tax laws, or in regulations or rulings of administrative agencies or in order that options granted or stock acquired upon exercise of such options may qualify for simplified registration under applicable securities or other laws; provided, however, that no amendment may be made without the consent of stockholders which would materially (a) increase the benefits accruing to Holders under the Plan,
(b) increase the number of securities which (25) Appendix A may be issued under the Plan, other than in accordance with Section 9 hereof, or (c) modify the requirements as to eligibility for participation in the Plan, or (d) make any change for which applicable law or regulatory authority (including the

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regulatory  authority of the NASDAQ or any other market or exchange on which the
Common  Stock  is  traded)  would  require  shareholder  approval  or for  which
shareholder   approval  would  be  required  to  secure  all   deductibility  of
compensation  received  under the Plan  under  Section  162(m) of the Code;  and
provided,  further,  without  limitation,  that  no  amendment,   suspension  or
termination of the Plan or any option or SAR issued hereunder shall, except as specifically permitted in this Plan or under the terms of such Option Agreement or SAR Agreement, substantially impair any option or SAR previously granted to any Holder without the consent of such Holder.

15. PAYMENT UPON EXERCISE

Upon the exercise of any option granted under the Plan, the Company may make financing available to the Holder for the purchase of the Common Stock that may be acquired pursuant to the exercise of such option on such terms as the Committee shall specify, unless otherwise expressly provided in the Option Agreement. Holder may pay the Exercise Price of the Common Stock as to which an option is being exercised by the delivery of cash, a certified cashier's check, a broker's check if exercise is through a broker dealer as described below, or by the delivery of Common Stock which has been owned by the Holder for a period of at least six (6) months prior to the date of exercise having a Fair Market Value on the date of exercise equal to the Exercise Price, or by a combination of those methods. On or immediately prior to the date on which a payment is made to a Holder hereunder, the Holder shall be required to pay to the Company, in cash or Common Stock (including, but not limited to, the reservation to the Company of the requisite number of shares otherwise payable to such Holder with respect to such option or SAR), but in Common Stock only if expressly provided in the option, and otherwise only upon approval by the Committee, the amount which the Company reasonably determines to be the minimum necessary in order for the Company to comply with applicable federal or state tax withholding requirements, and the collection of employment taxes, if applicable; however, unless expressly provided to the contrary in the option, the Committee may require that such payment be made in cash. Any option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Holder if (a) the broker-dealer has received from the Holder or the Company a fully- and duly-endorsed agreement evidencing such option, together with instructions signed by the Holder requesting the Company to deliver the Common Stock subject to such option to the broker-dealer on behalf of the Holder and specifying the account into which such Common Stock should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Holder have otherwise complied with
Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision, and (d) the shares of Common Stock subject to such option are being sold by the broker-dealer on behalf of the shareholder pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering such sale or (ii) an exemption from registration under the Securities Act with respect to such sale.

16. STOCKHOLDERS' APPROVAL

In order for the Plan to be effective, the Plan must be approved by the affirmative vote of the holders of the majority of the shares of Common Stock voting at a meeting of the shareholders of the Company at which proxies are solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

17. LIABILITY OF THE COMPANY

Neither the Company, its directors, officers or employees nor any of the Company's Subsidiaries which are in existence or hereafter come into existence shall be liable to any Holder or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any incentive stock options granted hereunder do not qualify for tax treatment as incentive stock options under Section 422 of the Code or that the transfer of an option or SAR resulted in taxable income to Holder.